Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-227938) of our report dated April 25, 2019 relating to the consolidated financial statements and financial statement schedule of X Financial and its subsidiaries and its consolidated variable interest entities (the “Group”) as of and for the two-year period ended December 31, 2018, appearing in this Annual Report on Form 20-F of X Financial for the year ended December 31, 2019.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

June 4, 2020